EXHIBIT 4.12

AMENDMENT TO WARRANT TO PURCHASE STOCK

This Amendment (the “Amendment”) dated as of May 28, 2013 amends that certain Warrant to Purchase Stock dated August 7, 2012 (the “Warrant”) issued by HEAT BIOLOGICS, INC. a Delaware corporation (“HEAT”) to Square 1 Bank ("SQUARE 1").

WHEREAS, in order to facilitate the contemplated initial public offering of HEAT, SQUARE 1 and HEAT desire to amend the conversion terms of the Warrant.

NOW THEREFORE in consideration of the premises and ten dollars ($10.00) paid in hand and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Notwithstanding anything to the contrary contained in the Warrant, the Warrant shall be exercisable for 17,500 shares of the Company’s Common Stock, subject to adjustment as set forth therein.  As such, the introductory caption of the Warrant is hereby deleted in its entirety and replaced with the following:

“Corporation:

Heat Biologics, Inc.

Number of Shares:

17,500 (subject to adjustment pursuant to Section 1.7 which adjustment shall include an adjustment for the 1-for-2.3 stock split to be effectuated on or about May 29, 2013)

Class of Stock:

Common Stock

Initial Exercise Price:

$2.10 per share

Issue Date:

August 7, 2012

Expiration Date:

August 7, 2022”

Notwithstanding the foregoing, if the Company does not consummate an initial public offering of the Company’s Common Stock on or before December 31, 2013, then the amendment to the Warrant accomplished by this Section 1 shall be deemed null and void, and the introductory caption of the Warrant shall revert to the caption in place immediately prior to the date of this Amendment (subject to any adjustments pursuant to the provisions of the Warrant).

2.

Section 3.4 of the Warrant is hereby deleted and replaced with the following:

“3.4

“Piggy-Back” Registration.

3.4.1  Grant of Right.  The Holder shall have the right to include the Common Stock of the Company for which this warrant is exercisable (the “Registrable Securities”) as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or any equivalent form); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among all the Holders of Common Stock seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that all of the rights set forth above shall be subject to and subordinate to the prior rights of Aegis Capital Corp. or any other underwriter engaged by the Company in connection with its initial public offering of its common stock and of any Series B Stockholders, as set forth and defined in that certain Investor Rights Agreement, dated March 25, 2013, by and among the Company and the Preferred Stockholders (as defined therein).

3.4.2

Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 3.4.1 hereof, but the Holder shall pay any and all underwriting commissions relating to shares of Registrable Securities sold in such registration and the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the Holder with not less than twenty (20) days written notice prior to the proposed date of filing of such registration statement. Such notice shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The Holder of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within seven (7) days of the receipt of the Company’s notice of its intention to file a registration statement. There shall be no limit on the number of times the Holder may request registration under this Section 3.4.2; provided, however, that such registration rights shall cease upon (A) the sale of the Registrable Securities pursuant to an effective registration statement, (B) the sale of the Registrable Securities pursuant to Rule 144 (or successor rule) under the Securities Act of 1933, as amended, (C) the Registrable Securities no longer being outstanding; or (D) the Registrable Securities becoming eligible for sale under Rule 144 without any holding period limits or volume limitations.

3.4.3

General Terms.

A.

Underwriting Agreement. The Holder shall be a party to any underwriting agreement relating to an underwritten sale of its Registrable Securities and may, at its option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for its benefit. The Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to the Holder, its Registrable Securities and its intended methods of distribution.

B

Documents to be Delivered by Holder(s). If the Holder participates in any of the foregoing offerings, it shall furnish the Company with a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.”

3.

Successors. This Agreement shall be fully binding upon and enforceable with respect to the parties and their respective representatives, successors, partners, executors, and assigns.

4.

Authority. Each of the parties hereto represents to the other that: (a) it has the corporate or other requisite power and authority to execute deliver and perform this Amendment; (b) the execution, delivery and performance of this Amendment by it has been duly authorized by all necessary corporate or other actions; (c) it has duly and validly executed and delivered this Amendment; and (d) this Amendment is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

5.

Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of North Carolina, without regard to the conflicts of law rules of such state. In any action or proceeding arising out of or relating to this Amendment (an "Action"), each of the parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in Wake County, North Carolina and further agrees that an Action shall be heard and determined in such North Carolina federal or state court. Each party hereby irrevocably waives to the fullest extent it may effectively do so the defense of an inconvenient forum to the maintenance of any Action in Wake County, North Carolina.

6.

Miscellaneous.  The Warrant, as amended by this Amendment, contains the entire agreement between the parties hereto regarding the Warrant and there are no agreements, warranties or representations which are not set forth therein or herein.  This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SQUARE 1 BANK

By: __________________

Name:

Title:

HEAT BIOLOGICS, INC.

By: __________________

Name: Jeffrey Wolf

Title: President

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